Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 18, 2018)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended March 31, 2018 of $6,960,400 (or $1.69 per share diluted)  compared to net income of $5,550,800 (or $1.25 per share diluted) in the first quarter of 2017.

Brett D. Heffes, Chief Executive Officer, stated,  “The first quarter of the year was highlighted by continued positive trends in our franchising business.  Our improved operating results combined with a decrease in tax expense due to the reduction in corporate tax rates yielded exceptionally strong growth in earnings per share.”

Winmark Corporation creates, supports and finances business.  At March 31, 2018, there were 1,223 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 59 retail franchises have been awarded but are not open.  In addition, at March 31, 2018, the Company had a lease portfolio of  $41.9 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	March 31, 2018	December 30, 2017 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$1,800,600	$1,073,200
Restricted cash	105,000	90,000
Receivables, net	1,592,800	1,796,000
Net investment in leases - current	15,597,200	15,332,300
Income tax receivable	—	2,161,800
Inventories	79,700	97,100
Prepaid expenses	653,300	901,600
Total current assets	19,828,600	21,452,000

Net investment in leases – long-term	26,309,300	25,945,300
Property and equipment, net	581,200	486,800
Goodwill	607,500	607,500
Other assets	398,200	350,400
	$47,724,800	$48,842,000

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,236,100	$3,236,100
Accounts payable	2,067,600	2,073,000
Income tax payable	31,100	—
Accrued liabilities	2,101,900	1,837,300
Discounted lease rentals	1,612,100	570,800
Deferred revenue	3,016,900	3,012,700
Total current liabilities	12,065,700	10,729,900

Long-Term Liabilities:
Line of credit	24,600,000	35,400,000
Notes payable, net	28,032,000	28,841,000
Discounted lease rentals	2,679,700	1,121,600
Deferred revenue	7,306,000	7,297,500
Other liabilities	1,358,000	845,000
Deferred income taxes	320,500	320,500
Total long-term liabilities	64,296,200	73,825,600

Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,849,506 and 3,843,078 shares issued and outstanding	2,015,400	1,476,200
Retained earnings (accumulated deficit)	(30,652,500)	(37,189,700)

Total shareholders’ equity (deficit)	(28,637,100)	(35,713,500)
	$47,724,800	$48,842,000

(1)	Adjusted for the adoption of ASU 2014-09 under the retrospective method.

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017 (1)
REVENUE:
Royalties	$11,049,000	$10,454,000
Leasing income	5,528,800	5,859,600
Merchandise sales	776,900	748,300
Franchise fees	400,900	368,600
Other	405,400	380,400
Total revenue	18,161,000	17,810,900
COST OF MERCHANDISE SOLD	742,500	715,000
LEASING EXPENSE	554,900	1,271,400
PROVISION FOR CREDIT LOSSES	95,000	(1,400)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,694,400	6,512,500
Income from operations	10,074,200	9,313,400
INTEREST EXPENSE	(743,800)	(499,100)
INTEREST AND OTHER INCOME (EXPENSE)	(1,000)	1,800
Income before income taxes	9,329,400	8,816,100
PROVISION FOR INCOME TAXES	(2,369,000)	(3,265,300)
NET INCOME	$6,960,400	$5,550,800
EARNINGS PER SHARE – BASIC	$1.81	$1.33
EARNINGS PER SHARE – DILUTED	$1.69	$1.25
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,847,312	4,167,132
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,124,573	4,450,495

(1)Adjusted for the adoption of ASU 2014-09 under the retrospective method.